TWELFTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


TWELFTH AMENDMENT, dated as of December 20, 2005 (this "Amendment"), to Credit Agreement dated June 30, 2000 (as amended, the "Agreement") by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 of the Agreement (collectively the "Banks" and individually a "Bank") and National City Bank, a national banking association, as Agent for the Banks under the Agreement ("National City" which shall mean in its capacity as Agent unless specifically stated otherwise). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

                              Preliminary Statement

         WHEREAS, National City and AeroCentury, together with the other Banks, desire to amend the Agreement in the manner hereinafter set forth, to modify an earnings covenant in the Agreement effective as of the date of this Agreement;

         WHEREAS, Section 10.2 of the Credit Agreement requires that the written consent of National City and the Banks be obtained for certain amendments, modifications or waivers contemplated herein.

         NOW THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Article 7 - Financial Covenants. The following section as set forth in Article 7 of the Agreement is hereby amended and restated in its entirety as follows:

           Section 7.2. EBITDA to Interest Ratio. The ratio of EBITDA to Interest as at the end of any Fiscal Quarter and for the period of such Fiscal Quarter will not be less than 2.15:1.0; provided, however, that if AeroCentury raises unsecured Subordinated Debt of at least $10,000,000 during any Fiscal Quarter, the ratio of EBITDA to Interest as at the end of such Fiscal Quarter and as at the end of any Fiscal Quarter thereafter, and for the period of such Fiscal Quarters so long as unsecured Subordinated Debt in the principal amount of at least $10,000,000 remains outstanding, will not be less than 1.80:1.0.

2. Representations and Warranties. Except as otherwise disclosed herein, AeroCentury hereby restates the representations and warranties made in the Agreement, including, but not limited to, Article 3 thereof, on and as of the date hereof as if originally given on this date.

3. Covenants. AeroCentury hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, as amended by this Amendment, including, but not limited to, Articles 5 and 6 thereof, on and as of the date hereof.

4. No Default or Event of Default. No Potential Default or Event of Default under the Agreement has occurred and is continuing.

5. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to National City and the Banks, and dated the date hereof):

a.   execution and delivery of this Amendment; and

b. execution and delivery of such other documents, instruments and agreements as National City and the Banks shall reasonably request in connection with the foregoing matters.

6. Affirmation. AeroCentury hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity dates(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

7. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


    AEROCENTURY CORP.


    By       ________________________
             Name:
             Title:



    NATIONAL CITY BANK


    By       ________________________
             Name:    Michael J. Labrum
             Title:   Senior Vice President



CALIFORNIA BANK & TRUST


By       ________________________
         Name:
         Title:



FIRST BANK DBA
FIRST BANK & TRUST


By       ________________________
         Name:
         Title: